As filed with the U.S. Securities and Exchange Commission on December 14, 2021

Registration No. 333-249927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-249927

UNDER

THE SECURITIES ACT OF 1933

Kansas City Southern*

(Exact name of registrant as specified in its charter)

Delaware	44-0663509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam J. Godderz, Esq.

Kansas City Southern

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1360

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven A. Rosenblum

Elina Tetelbaum

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1221

*	The companies listed on the “Table of Additional Registrants” below are also included in this registration statement as Additional Registrants.

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Gateway Eastern Railway Company	Illinois	37-1301047
The Kansas City Northern Railway Company	Delaware	43-1773503
The Kansas City Southern Railway Company	Missouri	44-6000758
Trans-Serve, Inc.	Delaware	43-0865086
KCS Holdings I, Inc.	Delaware	26-1816530
KCS Ventures I, Inc.	Delaware	26-1816446
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Veals, Inc.	Delaware	43-0811880
Pabtex, Inc.	Delaware	43-1915233

*

The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri, 64105, telephone number (816) 983-1360.

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statement on Form S-3 (the “Registration Statement”) filed by Kansas City Southern, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-3 (No. 333-249927), filed with the SEC on November 6, 2020, which registered an indeterminate number and amount of common stock, preferred stock, debt securities, guarantees of debt securities, warrants, stock purchase contracts and units.

On December 14, 2021, pursuant to the Agreement and Plan of Merger, dated as of September 15, 2021, by and among the Registrant, Canadian Pacific Railway Limited, a Canadian corporation (“Parent”), Cygnus Merger Sub 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Surviving Merger Sub”) and Cygnus Merger Sub 2 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub” and, together with Surviving Merger Sub, “Merger Subs”), First Merger Sub merged with and into the Registrant (the “First Merger”), with the Registrant surviving the First Merger as a direct wholly owned subsidiary of Surviving Merger Sub, and immediately following the First Merger, the Registrant merged with and into Surviving Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Surviving Merger Sub surviving the Second Merger as a direct, wholly owned subsidiary of Parent.

As a result of the Mergers, the Registrant has terminated all offerings of securities pursuant to the Registration Statement. Accordingly, the Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes and withdraws from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

KANSAS CITY SOUTHERN

By:	/s/ Patrick J. Ottensmeyer
Patrick J. Ottensmeyer President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ Patrick J. Ottensmeyer
Name: Title:	Patrick J. Ottensmeyer Chief Executive Officer and Chairman of the Board

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

PABTEX, INC.

By:	/s/ Patrick J. Ottensmeyer
Name: Title:	Patrick J. Ottensmeyer President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

THE KANSAS CITY NORTHERN RAILWAY COMPANY

By:	/s/ Patrick J. Ottensmeyer
Name: Title:	Patrick J. Ottensmeyer President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ Patrick J. Ottensmeyer
Name: Title:	Patrick J. Ottensmeyer Chairman, President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ Patrick J. Ottensmeyer
Name: Title:	Patrick J. Ottensmeyer President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

KCS HOLDINGS I, INC.

By:	/s/ Patrick J. Ottensmeyer
Name:	Patrick J. Ottensmeyer
Title:	President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ Patrick J. Ottensmeyer
Name:	Patrick J. Ottensmeyer
Title:	President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

KCS VENTURES I, INC.

By:	/s/ Patrick J. Ottensmeyer
Name:	Patrick J. Ottensmeyer
Title:	President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

TRANS-SERVE, INC.

By:	/s/ Patrick J. Ottensmeyer
Name:	Patrick J. Ottensmeyer
Title:	President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 2021.

VEALS, INC.

By:	/s/ Patrick J. Ottensmeyer
Name:	Patrick J. Ottensmeyer
Title:	President

No other person is required to sign this Post-Effective Amendment No.1 to the above referenced Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.